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                                                                      EXHIBIT 22

                         SUBSIDIARIES OF THE REGISTRANT

The following is a list of all subsidiaries of Paging Network, Inc., the Registrant.

                                                                                  Ownership
  Name of Subsidiary                              Jurisdiction of Incorporation   Percentage
  ------------------                              -----------------------------   ----------
  Paging Network of America, Inc.                          Delaware               100%
  Paging Network Canadian Holdings, Inc.                   Delaware               100%
  Paging Network of Colorado, Inc.                         Delaware               100%
  Paging Network of Dallas/Fort Worth, Inc.                Delaware               100%
  Paging Network Equipment Company, Inc.                   Delaware               100%
  Paging Network Finance Corp.                             Delaware               100%
  Paging Network of Hartford/Springfield, Inc.             Delaware               100%
  Paging Network of Illinois, Inc.                         Delaware               100%
  Paging Network International, Inc.                       Delaware               100%
  Paging Network of Los Angeles, Inc.                      Delaware               100%
  Paging Network of Massachusetts, Inc.                    Delaware               100%
  Paging Network of Michigan, Inc.                         Delaware               100%
  Paging Network of Minnesota, Inc.                        Delaware               100%
  Paging Network of New Jersey, Inc.                       Delaware               100%
  Paging Network of New York, Inc.                         New York               100%
  Paging Network of Northern California, Inc.              Delaware               100%
  Paging Network of Ohio, Inc.                             Delaware               100%
  Paging Network of Oregon, Inc.                           Delaware               100%
  Paging Network of Philadelphia, Inc.                     Delaware               100%
  Paging Network of San Antonio, Inc.                      Delaware               100%
  Paging Network of San Francisco, Inc.                    Delaware               100%
  Paging Network Satellite Company, Inc.                   Delaware               100%
  Paging Network Services, Inc.                            Delaware               100%
  Paging Network of Tennessee, Inc.                        Delaware               100%
  Paging Network of Utah, Inc.                             Delaware               100%
  Paging Network of Washington, Inc.                       Virginia               100%
  Paging Network - Central Region, Inc.                    Delaware               100%
  Paging Network - Northeastern Region, Inc.               Delaware               100%
  Paging Network - Northwestern Region, Inc.               Delaware               100%
  PageNet de Argentina S.A.                                Argentina               99%
  Paging Network do Brasil S.A.                            Brazil                  20%
  Paging Network of Canada Inc.                            Canada                 100%
  PageNet Chile S.A.                                       Chile                  100%
  Paging Network International N.V.                        The Netherlands        100%
  Paging Network (UK), Limited                             England                100%
  Madison Telecommunications Holdings, Inc.                Canada                  80%
  Sociedad de Radiotelefonia Movil, S.A.                   Spain                   25%
